EXHIBIT 26(n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Post-Effective Amendment No. 14 under the Securities Act of 1933 and Amendment No. 14 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our reports each dated March 31, 2005 and of our report dated March 8, 2005, relating to the financial statements of Phoenix Life and Annuity Variable Universal Life Account (Corporate Edge) and Phoenix Life and Annuity Variable Universal Life Account (Executive Benefit-VUL) and the financial statements of Phoenix Life and Annuity Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 19, 2005